Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of J.B. Hunt Transport Services, Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2004 (the “Report”), Kirk Thompson, as President and Chief Executive Officer of the Company, and Jerry W. Walton, as Executive Vice President, Finance and Administration, Chief Financial Officer, each hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to J. B. Hunt Transport Services, Inc. and will be retained by J. B. Hunt Transport Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: October 29, 2004	/s/ Kirk Thompson
Kirk Thompson
President and Chief Executive Officer

Date: October 29, 2004	/s/ Jerry W. Walton
Jerry W. Walton
Executive Vice President, Finance and Administration, Chief Financial Officer